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                                                               EXHIBIT 10.17(c)

                            CERTIFICATE OF AMENDMENT

                              DATED AUGUST 5, 1987

                               OF SECOND RESTATED

                          CERTIFICATE OF INCORPORATION

                                  * * * * * *

         Transcontinental Gas Pipe Line Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors and the Sole Stockholder of the Company on August 5, 1987, unanimously consented to resolutions setting forth proposed amendments to the Second Restated Certificate of Incorporation, as amended, declaring said amendments to be advisable for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

             RESOLVED, That the Second Restated Certificate of Incorporation, as amended, be amended by adding an Article numbered "Sixteenth" so that, as amended, said Article shall be and read as follows:

         "SIXTEENTH: A Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

             Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.
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             In addition to any requirements of law or of any other provisions of this Second Restated Certificate of Incorporation, the affirmative vote of the holders of 80% or more of the voting power of the then outstanding stock of the Corporation entitled to vote thereon shall be required to amend, alter or repeal this Article."

         SECOND: That the Board of Directors and the Sole Stockholder of the Company unanimously consented to the adoption of such amendments pursuant to unanimous consents of the Board of Directors and Sole Stockholder dated August 5, 1987.

         THIRD: That said amendments were duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, Transcontinental Gas Pipe Line Corporation has caused this certificate to be signed by David E. Varner, its Senior Vice President & Secretary, and attested by Grace L. Bellinger, its Assistant Secretary, this 5th day of August, 1987.


                                        TRANSCONTINENTAL GAS PIPE LINE
                                          CORPORATION

                                        By: /s/ DAVID E. VARNER
                                            David E. Varner
                                            Senior Vice President & Secretary

ATTEST:

/s/ GRACE L. BELLINGER
Grace L. Bellinger
Assistant Secretary

                                            RECEIVED FOR RECORD
                                                AUG 14 1987
                                         William M. Honey, Recorder